Exhibit 10.4

LICENSE AGREEMENT

This Agreement is made and entered into this 16th day of July, 1999 by and between Ms. Ruth U. Fertel (hereinafter referred to as “Licensor”), an individual resident of the State of Louisiana, and Ruth U. Fertel, Inc. (hereinafter referred to as “Licensee” and collectively with Licensor as the “Parties”), a corporation organized and existing under the laws of the State of Louisiana.

WHEREAS Licensor is the founder of a chain of restaurants known as “Ruth’s Chris Steak House”;

WHEREAS, Licensee is the holding company for various entities that own and operate “Ruth’s Chris Steak House” restaurants (hereinafter referred to as the “Owned Restaurants”), owns a subsidiary that franchises third parties to operate “Ruth’s Chris Steak House” restaurants (hereinafter referred to as the “Franchised Restaurants” and collectively with the Owned Restaurants as the “Restaurants”), and owns the intellectual property, including, without limitation, certain service marks and copyrights, relating to the operation, promotion, marketing and advertising of the Restaurants (hereinafter referred to as the “Business”);

WHEREAS, Licensor has previously agreed to the use of her likeness, picture, name, signature, voice and biographical materials (hereinafter referred to collectively as the “Licensed Property”) in connection with the Business;

WHEREAS, Licensee wishes to continue to use the Licensed Property in connection with the Business and other commercial purposes relating to the sale or service of food and beverages;

WHEREAS, Licensor wishes to have the Licensed Property used in connection with such purposes;

WHEREAS, the execution and delivery of this Agreement by Licensor and Licensee are conditions to the transactions contemplated by a certain Transaction and Merger Agreement, dated as of July 16, 1999, by and between Licensee, certain purchasers set forth therein and RUF Merger Corp., a Louisiana corporation (the “Merger Agreement”); and

WHEREAS, Licensor shall receive significant consideration pursuant to the Merger Agreement.

NOW THEREFORE, in consideration of the mutual promises and undertakings of the Parties as hereinafter recited and for other good and valuable consideration, the Parties agree as follows:

1.	GRANT OF LICENSE. Licensor hereby grants to Licensee, its successors, assigns and sublicensees an exclusive, irrevocable, perpetual, royalty-free, worldwide license (with the right to grant sublicenses) to publish, reproduce or otherwise use, separately or together, the Licensed Property, including, without limitation, any such materials that may serve as trademarks or service marks, or in which Licensor may hold copyrights, in connection with any commercial purpose relating to the sale or service of food or beverages by dining establishments of a quality comparable to that of the Restaurants including, without limitation, the operation, promotion, marketing or advertising of any and all services and goods related to or associated with the Business. Licensor shall not, and shall not permit any person or entity other than Licensee to, use any portion or all of the Licensed Property in connection with any commercial purpose whatsoever.

2.	TERM. The term of this Agreement shall begin as of the consummation of the merger (the “Merger”) of RUF Merger Corp. with and into the Company (the “Effective Date”) and continue in perpetuity. This Agreement shall only be in force and effect as of and after the Effective Time, and if the Merger is not consummated prior to October 1, 1999, this Agreement shall be terminated automatically and of no force or effect.

3.	CONSIDERATION. Licensor acknowledges that good and adequate consideration has been given for this license and that no payment or royalty shall be required of Licensee.

4.	ASSIGNABILITY; BINDING EFFECT. This Agreement and the rights and obligations hereunder may be assigned, transferred or sublicensed by Licensee in whole or in part in its sole and exclusive discretion. This Agreement may not be assigned by Licensor. This License shall be binding on the successors, assigns, personal representatives, heirs and devisees of the Parties hereto.

5.	DISCUSSIONS WITH LICENSOR. Licensee shall have the ultimate and exclusive right to determine how it shall use the Licensed Property, consistent with this Agreement. To the extent that Licensee intends to use any Licensed Property in a form or manner substantially different from the form or manner in which such Licensed Property has previously been used by Licensor or Licensee, Licensee shall endeavor to inform Licensor of such intent and to involve Licensor in discussions regarding the form or manner of such intended use. Licensee shall have no obligation to endeavor to inform Licensor or to involve Licensor in discussions regarding Licensee’s intent to use any Licensed Property in a form or manner identical to or substantially similar to the form or manner in which such Licensed Property has previously been used.

6.	REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants that she is the owner of and has the exclusive rights in and to her likeness, picture, name, signature, voice and biographical materials, and that she has the right to grant the license granted herein. Licensor further represents and warrants that, as of the Effective Date, there is in effect no license granted to any other person to use any portion or all of the Licensed Property.

7.	RELATIONSHIP BETWEEN LICENSOR AND LICENSEE. Nothing in this Agreement shall create, be deemed to create or be construed as creating any partnership, employer-employee, joint venture, franchise or agency relationship between the Parties hereto or shall be deemed to render either party liable for any of the debts or obligations of the other.

8.	ENTIRETY OF AGREEMENT; AMENDMENT. This Agreement, together with the Merger Agreement constitutes and contains the entire agreement of the Parties hereto relating to the subject matter hereof and no oral or written statements, representations, documents, promises or any other prior materials not embodied herein shall be of any force or effect. This Agreement cannot be amended, altered or modified except by a written instrument executed by both Parties hereto. Once so executed, such amendments shall become an integral part of this Agreement, subject to all the terms and conditions herein and shall have full force and affect.

9.	INDEMNIFICATION. Licensee agrees to indemnify and hold harmless Licensor against any claims against Licensor arising out of Licensee’s use of the Licensed Property beyond the rights granted herein, including indemnification for any losses, damage, costs and expenses, including reasonable attorney’s fees. Licensor shall promptly notify Licensee of any such claims and Licensee shall be entitled to defend any such claims through counsel of its own choosing. Licensor shall take all reasonable steps and shall provide such materials, cooperation and assistance, at Licensee’s expense, as may reasonably be required to assist Licensee in defending any such claims.

10.	NO WAIVER. The failure or delay of Licensee to exercise its rights under this Agreement or to complain of any act, omission or default on the part of Licensor, no matter how long the same may continue, or to insist upon a strict performance of any of the terms or provisions herein, shall not be deemed or construed to be a waiver by Licensee of its rights under this Agreement or a waiver of any subsequent breach or default of the terms or provisions of this Agreement.

11.	INVALIDITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance, shall to any extent be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement, or application of such term or provision to a person or circumstance other than to those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby, and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforced to the fullest extent provided by law.

12.

GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to its provisions as to choice of law. Any dispute arising between the Parties concerning the meaning or interpretation of this Agreement or of any of their respective rights, duties or obligations under this Agreement shall with reasonable promptness be submitted to and determined by binding arbitration in New Orleans, Louisiana in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (hereinafter referred to as the “AAA Rules”) which each Party agrees shall be the sole and exclusive method for resolving such dispute; provided that judgment upon any Final Determination (as defined below) may be entered in any court having jurisdiction thereof and either Party may institute proceedings in any court having jurisdiction for the specific performance by either Party of any such award. Licensee, on the one hand, and Licensor, on the other hand shall each designate one arbitrator. Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator within 15 days of their designation; provided, however, that (i) failing such agreement within such 15-day period, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either Licensee, on the one hand, or Licensor, on the other hand, shall fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated by the other Party. None of the arbitrators shall be affiliated with any of Licensor, Licensee or any of their respective affiliates. The arbitrators shall use their best efforts to decide the matters to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The final decision of the majority of the arbitrators (or the sole arbitrator if either of the appropriate Parties fails to designate an arbitrator) (hereinafter referred to as the “Final Determination”) shall be furnished to Licensee and Licensor in writing and shall constitute a conclusive determination of the issue in question, binding upon each Party and shall not be contested on the merits by either of them, except for fraud or perjury prejudicing the rights of either Party and to correct manifest clerical errors. The arbitrator(s) will determine the allocation of the costs and expenses of arbitration (including reasonable attorney’s fees) based upon the relative merits of each Party’s position in the dispute.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date set forth above.

Licensor: Ruth U. Fertel

By:	/s/ Ruth U. Fertel
RUTH U. FERTEL

Licensee: Ruth U. Fertel, Inc.

By:	/s/ William L. Hyde, Jr.
Title:	President & CEO